                                                                   Exhibit 99.1
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                            ---------
VIATEL, INC. AND SUBSIDIARIES

Independent Auditors' Report..............................................................................        F-2

Consolidated Balance Sheets as of December 31, 1997 and 1998..............................................        F-3

Consolidated Statements of Operations for the Years Ended
  December 31, 1996, 1997 and 1998........................................................................        F-4

Consolidated Statements of Comprehensive Loss for the Years Ended December 31, 1996, 1997 and 1998........        F-5

Consolidated Statements of Stockholders' Equity (Deficiency) for the
  Years ended December 31, 1996, 1997 and 1998............................................................        F-6

Consolidated Statements of Cash Flows for the Years ended
  December 31, 1996, 1997 and 1998........................................................................        F-7

Notes to Consolidated Financial Statements for the Years
  Ended December 31, 1996, 1997 and 1998..................................................................        F-8

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Viatel, Inc.:

    We have audited the accompanying consolidated balance sheets of Viatel, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, comprehensive loss, stockholders' equity (deficiency), and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Viatel, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

New York, New York
February 26, 1999

                         VIATEL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                              1997        1998
                                                                                           ----------  -----------
                                         ASSETS

Current Assets:
  Cash and cash equivalents..............................................................  $   21,096  $   329,511
  Restricted cash equivalents............................................................      --           10,310
  Restricted marketable securities, current..............................................      --           50,870
  Marketable securities, current.........................................................       3,500      171,771
  Trade accounts receivable, net of allowance for doubtful accounts of $1,041 and $3,093,
    respectively.........................................................................      10,981       28,517
  Other receivables......................................................................       6,505       13,404
  Prepaid expenses.......................................................................       1,348        2,417
                                                                                           ----------  -----------
    Total current assets.................................................................      43,430      606,800
                                                                                           ----------  -----------
Restricted marketable securities, non-current............................................      --           83,343
Marketable securities, non-current.......................................................      22,547      --
Property and equipment, net..............................................................      54,094      266,256
Intangible assets, net...................................................................       4,338       46,968
Other assets.............................................................................       2,400        5,744
                                                                                           ----------  -----------
                                                                                           $  126,809  $ 1,009,111
                                                                                           ----------  -----------
                                                                                           ----------  -----------
                        LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
  Accrued telecommunications costs.......................................................  $   16,898  $    26,518
  Accounts payable and other accrued expenses............................................      10,753       23,656
  Property and equipment purchases payable...............................................       4,739       97,288
  Accrued interest.......................................................................      --           12,240
  Liability under joint construction agreement...........................................      --            9,523
  Current installments of notes payable and obligations under capital leases.............       3,373        8,918
                                                                                           ----------  -----------
    Total current liabilities............................................................      35,763      178,143
                                                                                           ----------  -----------
Long term liabilities:
  Long term debt.........................................................................      89,855      896,503
  Notes payable and obligations under capital leases, excluding current installments.....       8,255       24,636
  Equipment purchase obligation..........................................................       1,500      --
                                                                                           ----------  -----------
    Total long term liabilities..........................................................      99,610      921,139
                                                                                           ----------  -----------
Series A Redeemable Convertible Preferred Stock, $.01 par value; Authorized 718,042
  Shares; issued and outstanding no shares and 461,258, respectively.....................      --           47,121
                                                                                           ----------  -----------
Commitments and contingencies
Stockholders' deficiency:
  Preferred Stock, $.01 par value. Authorized 1,281,958 shares, no shares issued and
    outstanding..........................................................................      --          --
  Common Stock, $.01 par value. Authorized 50,000,000 shares, issued and outstanding
    22,635,267 and 23,184,465 shares, respectively.......................................         226          232
  Additional paid-in capital.............................................................     125,661      128,357
  Unearned compensation..................................................................         (65)     --
  Accumulated other comprehensive loss...................................................      (5,356)      (6,246)
  Accumulated deficit....................................................................    (129,030)    (259,635)
                                                                                           ----------  -----------
    Total stockholders' deficiency.......................................................      (8,564)    (137,292)
                                                                                           ----------  -----------
                                                                                           $  126,809  $ 1,009,111
                                                                                           ----------  -----------
                                                                                           ----------  -----------

          See accompanying notes to consolidated financial statements.

                         VIATEL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  1996        1997        1998
                                                                               ----------  ----------  -----------
Communication services revenue...............................................  $   50,419  $   73,018  $   135,188
                                                                               ----------  ----------  -----------
Operating expenses:
  Cost of communication services.............................................      42,130      63,504      122,109
  Selling, general and administrative expenses...............................      32,866      36,077       44,893
  Depreciation and amortization..............................................       4,802       7,717       16,268
                                                                               ----------  ----------  -----------
    Total operating expenses.................................................      79,798     107,298      183,270
                                                                               ----------  ----------  -----------
Other income (expenses):
  Interest income............................................................       1,852       3,686       28,259
  Interest expense...........................................................     (10,848)    (12,450)     (79,177)
                                                                               ----------  ----------  -----------
Loss before extraordinary loss...............................................     (38,375)    (43,044)     (99,000)
  Extraordinary loss on debt prepayment .....................................          --          --      (28,304)
                                                                               ----------  ----------  -----------
Net loss.....................................................................     (38,375)    (43,044)    (127,304)
  Dividends on redeemable convertible preferred stock........................          --          --       (3,301)
                                                                               ----------  ----------  -----------
Net loss attributable to common stockholders ................................  $  (38,375) $  (43,044) $  (130,605)
                                                                               ----------  ----------  -----------
                                                                               ----------  ----------  -----------
Loss per common share, basic and diluted:
    Before extraordinary item................................................  $    (2.47) $    (1.90) $     (4.44)
    From extraordinary item .................................................  $       --  $       --  $     (1.23)
                                                                               ----------  ----------  -----------
    Net loss attributable to common stockholders ............................  $    (2.47) $    (1.90) $     (5.67)
                                                                               ----------  ----------  -----------
                                                                               ----------  ----------  -----------
  Weighted average common shares outstanding.................................      15,514      22,620       23,054
                                                                               ----------  ----------  -----------
                                                                               ----------  ----------  -----------

          See accompanying notes to consolidated financial statements.

                         VIATEL, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

                                                                                  1996        1997        1998
                                                                               ----------  ----------  -----------
Net loss.....................................................................  $  (38,375) $  (43,044) $  (127,304)
  Foreign currency translation adjustments...................................        (698)     (4,494)        (890)
                                                                               ----------  ----------  -----------
Comprehensive loss...........................................................  $  (39,073) $  (47,538) $  (128,194)
                                                                               ----------  ----------  -----------
                                                                               ----------  ----------  -----------

          See accompanying notes to consolidated financial statements.

                         VIATEL, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                          NUMBER OF
                            NUMBER OF      CLASS A                                                             ACCUMULATED
                              COMMON       COMMON                    CLASS A    ADDITIONAL                        OTHER
                              STOCK         STOCK       COMMON       COMMON       PAID-IN       UNEARNED      COMPREHENSIVE
                              SHARES       SHARES        STOCK        STOCK       CAPITAL     COMPENSATION         LOSS
                           ------------  -----------  -----------  -----------  -----------  ---------------  --------------
Balance at January 1,
  1996...................    10,736,135    2,904,846   $     107    $      29    $  30,099      $     (78)     $       (164)
Issuance of restricted
  common stock...........        66,666      --                1       --              389            (52)          --
Issuance of common stock,
  net of $9,541,954 issue
  costs..................     8,667,000      --               87       --           94,375         --               --
Conversion of Class A
  common stock to common
  stock..................     2,904,846   (2,904,846)         29          (29)      --             --               --
Stock options exercised..       138,579      --                1       --              373         --               --
Foreign currency
  translation
  adjustment.............       --           --           --           --           --             --                  (698)
Net loss.................       --           --           --           --           --             --               --
                           ------------  -----------       -----          ---   -----------         -----     --------------
Balance at December 31,
  1996...................    22,513,226      --              225       --          125,236           (130)             (862)
Stock options exercised..       122,041      --                1       --              425         --               --
Earned compensation......       --           --           --           --           --                 65           --
Foreign currency
  translation
  adjustment.............       --           --           --           --           --             --                (4,494)
Net loss.................       --           --           --           --           --             --               --
                           ------------  -----------       -----          ---   -----------         -----     --------------
Balance at December 31,
  1997...................    22,635,267      --              226       --          125,661            (65)           (5,356)
Stock options exercised..       174,198      --                2       --              945         --               --
Issuance costs of Series
  A Redeemable
  Convertible Preferred
  Stock..................       --           --           --           --           (1,620)        --               --
Issuance of common stock
  related to business
  purchase...............       375,000      --                4       --            3,371         --               --
Earned compensation......       --           --           --           --           --                 65           --
Foreign currency
  translation
  adjustment.............       --           --           --           --           --             --                  (890)
Dividends on redeemable
  convertible preferred
  stock..................       --           --           --           --           --             --               --
Net loss.................       --           --           --           --           --             --               --
                           ------------  -----------       -----          ---   -----------         -----     --------------
Balance at December 31,
  1998...................    23,184,465      --        $     232    $      --    $ 128,357      $  --          $     (6,246)
                           ------------  -----------       -----          ---   -----------         -----     --------------
                           ------------  -----------       -----          ---   -----------         -----     --------------


                            ACCUMULATED
                              DEFICIT         TOTAL
                           -------------  -------------
Balance at January 1,
  1996...................  $     (47,611) $     (17,618)
Issuance of restricted
  common stock...........       --                  338
Issuance of common stock,
  net of $9,541,954 issue
  costs..................       --               94,462
Conversion of Class A
  common stock to common
  stock..................       --                   --
Stock options exercised..       --                  374
Foreign currency
  translation
  adjustment.............       --                 (698)
Net loss.................        (38,375)       (38,375)
                           -------------  -------------
Balance at December 31,
  1996...................        (85,986)        38,483
Stock options exercised..       --                  426
Earned compensation......       --                   65
Foreign currency
  translation
  adjustment.............       --               (4,494)
Net loss.................        (43,044)       (43,044)
                           -------------  -------------
Balance at December 31,
  1997...................       (129,030)        (8,564)
Stock options exercised..       --                  947
Issuance costs of Series
  A Redeemable
  Convertible Preferred
  Stock..................       --               (1,620)
Issuance of common stock
  related to business
  purchase...............       --                3,375
Earned compensation......       --                   65
Foreign currency
  translation
  adjustment.............       --                 (890)
Dividends on redeemable
  convertible preferred
  stock..................         (3,301)        (3,301)
Net loss.................       (127,304)      (127,304)
                           -------------  -------------
Balance at December 31,
  1998...................  $    (259,635) $    (137,292)
                           -------------  -------------
                           -------------  -------------

          See accompanying notes to consolidated financial statements.

                         VIATEL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                                 (IN THOUSANDS)

                                                                                    1996         1997         1998
                                                                                 -----------  -----------  -----------
Cash flows from operating activities:
  Net loss.....................................................................  $   (38,375) $   (43,044) $  (127,304)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization..............................................        4,802        7,717       16,268
    Accreted interest expense on long term debt................................       10,783       12,479       35,417
    Provision for losses on accounts receivable................................        2,225        2,733        4,225
    Extraordinary loss on debt repayment.......................................           --           --       28,304
    Earned compensation........................................................          338           65           65
  Changes in assets and liabilities:
    Increase in accounts receivable............................................       (6,058)      (6,221)     (20,302)
    Increase in accrued interest expense on Senior Notes.......................           --           --       11,969
    Increase in prepaid expenses and other receivables.........................       (1,384)      (3,482)      (8,291)
    Increase in other assets and intangible assets.............................         (315)      (1,022)     (12,625)
    Increase in accrued telecommunications costs, accounts payable, and other
      accrued expenses.........................................................        1,653        8,250       11,956
                                                                                 -----------  -----------  -----------
      Net cash used in operating activities....................................      (26,331)     (22,525)     (60,318)
                                                                                 -----------  -----------  -----------
  Cash flows from investing activities:
    Purchase of property, equipment and software...............................       (9,423)     (34,190)     (94,674)
    Payment for business acquired excluding cash acquired of $364..............           --           --       (5,000)
    Purchase of marketable securities..........................................      (30,571)     (49,098)    (310,625)
    Proceeds from maturity of marketable securities............................       38,807       40,124       60,307
    Investment in affiliate....................................................         (102)          --           --
    Issuance of notes receivable...............................................         (303)          --           --
                                                                                 -----------  -----------  -----------
    Net cash used in investing activities......................................       (1,592)     (43,164)    (349,992)
                                                                                 -----------  -----------  -----------
  Cash flows from financing activities:
    Proceeds from issuance of long term debt...................................           --           --      845,752
    Proceeds from issuance of redeemable convertible preferred stock...........           --           --       42,198
    Prepayment of senior discount notes........................................           --           --     (119,282)
    Deferred financing costs...................................................           --           --      (31,547)
    Proceeds from issuance of Common Stock.....................................       94,836          426          947
    Borrowings on notes payable................................................           --       11,121           --
    Payments under capital leases..............................................          (64)        (525)      (5,480)
    Repayment of notes payable and bank credit line............................           --         (336)      (3,553)
    Borrowings under bank credit line..........................................           --          600           --
                                                                                 -----------  -----------  -----------
    Net cash provided by financing activities..................................       94,772       11,286      729,035
                                                                                 -----------  -----------  -----------
Effects of exchange rate changes on cash.......................................           12         (297)          --
                                                                                 -----------  -----------  -----------
Net (decrease) increase in cash and cash equivalents...........................       66,861      (54,700)     318,725
Cash and cash equivalents at beginning of year.................................        8,935       75,796       21,096
                                                                                 -----------  -----------  -----------
Cash and cash equivalents at end of year.......................................  $    75,796  $    21,096  $   339,821
                                                                                 -----------  -----------  -----------
                                                                                 -----------  -----------  -----------
Supplemental disclosures of cash flow information:
  Interest paid................................................................  $        65  $       134  $    31,560
                                                                                 -----------  -----------  -----------
                                                                                 -----------  -----------  -----------
  Assets acquired under capital lease obligations..............................  $       310  $     1,122  $    30,359
                                                                                 -----------  -----------  -----------
                                                                                 -----------  -----------  -----------

          See accompanying notes to consolidated financial statements.

                         VIATEL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1997 AND 1998

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) DESCRIPTION OF BUSINESS

    Viatel, Inc. (the "Company") is an international facilities-based global provider of communications services offering international and domestic long distance telecommunications services, primarily to small and medium-sized businesses, carriers and resellers. The Company operates a pan-European communication network with international gateway switching centers in New York and London and network points of presence throughout Western Europe. The Company is constructing a fiber optic ring which will connect five European countries (the "Circe Network").

    (B) PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. Investments in affiliates in which the Company has significant influence but does not exercise control are accounted for under the equity method.

    (C) CASH AND CASH EQUIVALENTS

    The Company's policy is to maintain its uninvested cash at minimum levels. Unrestricted cash equivalents, which include highly liquid debt instruments purchased with a maturity of three months or less, were $8.2 million and $278.9 million at December 31, 1997 and 1998, respectively.

    (D) REVENUE

    The Company records communication services revenue as earned, at the time services are provided. Network capacity sales are recorded at the time the capacity is provided to the customer.

    (E) PROPERTY AND EQUIPMENT

    Property and equipment consist principally of telecommunications related equipment such as switches, fiber optic cable systems, remote nodes and related computer software and is stated at cost. Assets acquired under capital leases are stated at the present value of the future minimum lease payments. Maintenance and repairs are expensed as incurred.

    Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the life of the lease or useful life of the improvement, whichever is shorter. The estimated useful lives are as follows:

Communications systems.......................................  5 to 7 years
Fiber optic cable systems....................................  15 years
Leasehold improvements.......................................  2 to 5 years
Furniture, equipment and other...............................  5 years

    (F) INTANGIBLE ASSETS

    Deferred financing and registration fees represent costs incurred to issue and register debt and are being amortized over the term of the related debt.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Licenses issued by governing bodies are being amortized over the lesser of 25 years or the term of the license.

    Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefitted, five to seven years.

    Acquired employee base and sales force in place represents the intangible assets associated with the acquisition of independent sales organizations and is being amortized over three years.

    The costs of all other intangible assets are being amortized over their useful lives, ranging from three to seven years.

    (G) INCOME TAXES

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income or expense in the period it occurs.

    (H) FOREIGN CURRENCY TRANSLATION

    Foreign currency assets and liabilities are translated using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing throughout the year. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated as part of the foreign currency translation adjustment in stockholders' equity. Gains and losses from foreign currency transactions are included in selling, general and administrative expenses in the period in which they occur. For the years ending December 31, 1996, 1997 and 1998, the Company experienced no material exchange transaction gains or losses.

    (I) NET LOSS PER SHARE

    Basic earnings per share ("EPS") is computed by dividing income or loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise or conversion of securities into common stock.

    Net loss and weighted average shares outstanding used for computing diluted loss per common share were the same as that used for computing basic loss per common share for each of the years ended December 31, 1996, 1997 and 1998.

    The Company had potentially dilutive common stock equivalents of 1.0 million, 1.1 million and 7.2 million for the years ended December 31, 1996, 1997 and 1998, respectively. These common stock equivalents were not included in the computation of diluted net loss per common share because they were antidilutive for the periods presented.

    (J) CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments and trade receivables. The Company restricts investment of

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) temporary cash investments to financial institutions with high credit standing. The Company does not believe there is any concentration of credit risk on trade receivables as a result of the large and diverse nature of the Company's worldwide customer base.

    During 1998, one customer, LD Exchange.com, accounted for 10.6% of the Company's revenues.

    (K) RECLASSIFICATIONS

    Certain reclassifications have been made to the prior years' financial statements to conform to the current year's presentation.

    (L) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    (M) ADDITIONAL ACCOUNTING POLICIES

    Additional accounting policies are incorporated into the notes herein.

    (N) STOCK OPTION PLAN

    The Company accounts for its stock option plan in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123 which allows entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method, as defined in SFAS No. 123, had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure required by SFAS No. 123. See Note 12.

    (O) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(2) INVESTMENTS IN DEBT SECURITIES

    Management determines the appropriate classification of its investments in debt securities at the time of purchase and classifies them as held to maturity or available for sale. These investments are diversified among high credit quality securities in accordance with the Company's investment policy. Debt securities that the Company has both the intent and ability to hold to maturity are carried at amortized cost. Debt

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(2) INVESTMENTS IN DEBT SECURITIES (CONTINUED) securities for which the Company does not have the intent or ability to hold to maturity are classified as available for sale. Securities available for sale are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. The Company does not invest in securities for the purpose of trading and as such does not classify any securities as trading.

    The cost of debt securities classified as held to maturity are adjusted for amortization of premiums and accretion of discounts to maturity over the estimated life of the security. Such amortization and accretion are included in interest income. There were no securities classified as held to maturity as of December 31, 1997 and no securities classified as available for sale as of December 31, 1998.

    The following is a summary of the amortized cost, which approximates fair value of restricted securities held to maturity at December 31, 1998 (in thousands):

U.S. Treasury obligations.........................................  $ 105,508
German government obligations.....................................     28,705
                                                                    ---------
    Total.........................................................  $ 134,213
                                                                    ---------
                                                                    ---------

    The following is a summary of the amortized cost, which approximates fair value of securities held to maturity at December 31, 1998 (in thousands):

European corporate debt securities................................  $ 122,299
U.S. corporate debt securities....................................     49,472
                                                                    ---------
    Total.........................................................  $ 171,771
                                                                    ---------
                                                                    ---------

    The following is a summary of the fair value of securities available for sale at December 31, 1997 (in thousands):

U.S. Treasury obligations..........................................  $   2,028
Corporate debt securities..........................................     13,482
Federal agencies obligations.......................................     10,537
                                                                     ---------
    Total..........................................................  $  26,047
                                                                     ---------
                                                                     ---------

    Unrealized gains or losses on securities classified as available for sale are not material at December 31, 1997.

    The amortized cost, which approximates fair value, of restricted securities held to maturity at December 31, 1998 are shown below (in thousands):

Due within one year...............................................  $  50,870
Due after one year through two years..............................     54,328
Due after two years...............................................     29,015
                                                                    ---------
    Total.........................................................  $ 134,213
                                                                    ---------
                                                                    ---------

    There were no changes in the classification of any securities held to maturity or securities available for sale from the time of purchase to the time of maturity or sale.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(3) PROPERTY AND EQUIPMENT

    Property and equipment consists of the following as of December 31 (in thousands):

                                                                                               1997        1998
                                                                                            ----------  ----------
Communications system.....................................................................  $   43,322  $   70,971
Construction in progress..................................................................      10,094     172,630
Fiber optic cable systems.................................................................       1,432      25,222
Furniture, equipment and other............................................................       8,924      16,450
Leasehold improvements....................................................................       3,254       6,651
                                                                                            ----------  ----------
                                                                                                67,026     291,924
Less accumulated depreciation and amortization............................................      12,932      25,668
                                                                                            ----------  ----------
                                                                                            $   54,094  $  266,256
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    At December 31, 1997, construction in progress represents a portion of the expansion of the Company's European network. At December 31, 1998, construction in progress represents construction of the Circe Network. For the years ended December 31, 1996, 1997 and 1998, $0.1 million, $0.2 million and $3.3 million of interest was capitalized.

    The Company trades indefeasible rights-of-use or capacity on the Circe Network for indefeasible rights-of-use or capacity on other cable systems. These trades of indefeasible rights-of-use or capacity are accounted for as non-monetary exchanges and did not have a material effect on the Company's statement of operations.

    At December 31, 1998, the Company has entered into a letter of intent with Metromedia Fiber Networks, Inc. and Carrier 1, Inc. to jointly construct the civil works associated with a national communications networks being constructed by each party in Germany. As part of the letter of intent, Metromedia Fiber Networks, Inc. and Carrier 1, Inc. were required to place in escrow with the Company an amount of $9.3 million which is included in restricted cash equivalents in the accompanying consolidated balance sheets. In February 1999, the parties entered into a definitive agreement which required each party to supply a standby letter of credit to cover the construction costs related to their portion of the network.

(4) INTANGIBLE ASSETS

    Intangible assets consist of the following as of December 31 (in thousands):

                                                                                                1997       1998
                                                                                              ---------  ---------
Deferred financing and registration costs...................................................  $   3,789  $  31,547
Licenses, trademarks and servicemarks.......................................................        464     10,031
Goodwill....................................................................................        474      8,744
Purchased software..........................................................................      1,494      1,859
Acquired employee base and sales force in place.............................................      1,607     --
Other.......................................................................................        385        206
                                                                                              ---------  ---------
                                                                                                  8,213     52,387
Less accumulated amortization...............................................................      3,875      5,419
                                                                                              ---------  ---------
                                                                                              $   4,338  $  46,968
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(5) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    Accounts payable and accrued expenses consists of the following as of December 31 (in thousands):

                                                                                                1997       1998
                                                                                              ---------  ---------
Accounts payable............................................................................  $   6,231  $   5,566
Accrued expenses............................................................................      3,253     16,224
Accrued compensation and benefits...........................................................      1,269      1,866
                                                                                              ---------  ---------
                                                                                              $  10,753  $  23,656
                                                                                              ---------  ---------
                                                                                              ---------  ---------

(6) LINE OF CREDIT AND LETTERS OF CREDIT

    The Company has a revolving line of credit agreement which provides for secured borrowings of up to $11.2 million. Borrowings under this line of credit agreement can be made under either of the following interest rate formulas: (i) the lending institution's prime rate or (ii) the LIBOR rate plus two hundred basis points. The Company had $0.6 million in borrowings under the line of credit agreement at December 31, 1997 and no borrowings under the line of credit agreement at December 31, 1998. The terms of the line of credit agreement include, among other provisions, requirements for maintaining defined levels of securities and other liquid collateral. At December 31, 1998, standby letters of credit of approximately $3.3 million have been issued under this line of credit agreement.

    In connection with the Company's joint construction of the civil works associated with national communications networks being constructed by each party in Germany, in February 1999 the Company was required to obtain a letter of credit of approximately $123 million (DM219.1 million) in support of its obligations.

    The weighted-average interest rate on short-term borrowings under the line of credit agreement at December 31, 1997 was 8.0%.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(7) LONG TERM LIABILITIES AND REDEEMABLE CONVERTIBLE PREFERRED STOCK

    (A) LONG TERM DEBT AND REDEEMABLE CONVERTIBLE PREFERRED STOCK

    On April 8, 1998, the Company completed an offering of units (the "Units Offering") consisting of senior notes or senior discount notes due 2008 and shares of 10% Series A Redeemable Convertible Preferred Stock due 2010 ("Series A Preferred"), $.01 par value per share, of the Company and units consisting of senior notes or senior discount notes due 2008 and subordinated convertible debentures due 2011 (the "Subordinated Debentures") through which it raised approximately $889.6 million of gross proceeds ($856.6 million of net proceeds). The Company utilized $118.9 million of the proceeds from the Units Offering to retire its 15% Senior Discount Notes due 2005 resulting in an extraordinary loss of $28.3 million. Additionally, a portion of the proceeds from the Units Offering were used to purchase approximately $122.8 million of U.S. government securities which were pledged as security for the first six interest payments on the U.S. dollar denominated senior notes and approximately $30.6 million of German government obligations which were pledged as security for the first six interest payments on the Deutsche Mark denominated senior notes issued in the Units Offering. The senior discount notes accrete through April 15, 2003 and interest becomes payable in cash in semi-annual installments thereafter. The interest on the senior notes is payable in semi-annual installments. The Series A Preferred and the subordinated convertible debentures require quarterly payments which are paid in additional securities, cash or any combination thereof through April 15, 2003 and payable in cash thereafter. The Series A Preferred and the subordinated convertible debentures are mandatorily convertible in the event the closing price of the Company's common stock exceeds certain predetermined annual price targets. The Series A Preferred and the Subordinated Debentures conversion rates are $13.20 and DM24.473 ($14.58), respectively. In addition, the terms of the Series A Preferred and Subordinated Debentures provide for special dividends and special interest payments, respectively, under certain conditions.

    The indentures pursuant to which the senior notes and the senior discount notes were issued contain certain covenants that, among other things, limit the ability of the Company to incur additional indebtedness, pay dividends or make certain other distributions, enter into transactions with stockholders and affiliates and create liens on its assets. In addition, upon a change of control, the Company is required to make an offer to purchase the senior notes and the senior discount notes at a purchase price equal to 101% of the principal amount, in the case of the senior notes, and 101% of the accreted value of the notes, in the case of the senior discount notes. The indenture pursuant to which the subordinated convertible debentures were issued also requires that the Company offer to repurchase the debentures at 101% of the principal amount in the event of a change of control.

    On September 30, 1998, the Company consummated an offer to exchange senior notes and senior discount notes due 2008 which have been registered under the Securities Act of 1933, as amended, for outstanding notes of each such series which were not registered under the Securities Act of 1933, as amended.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(7) LONG TERM LIABILITIES AND REDEEMABLE CONVERTIBLE PREFERRED STOCK (CONTINUED) Long term debt consists of the following as of December 31 (in thousands):

                                                                                               1997        1998
                                                                                             ---------  ----------
11.25% Senior Notes........................................................................  $  --      $  400,000
11.15% Senior Notes (DM178,000)............................................................     --         106,015
12.50% Senior Discount Notes, less discount of $202,716....................................     --         297,284
12.40% Senior Discount Notes (DM134,916), less discount of $54,249
  (DM91,084)...............................................................................     --          80,355
10% Subordinated Convertible Debentures (DM21,573).........................................     --          12,849
15% Senior Discount Notes, less discount of $30,845........................................     89,855      --
                                                                                             ---------  ----------
                                                                                             $  89,855  $  896,503
                                                                                             ---------  ----------
                                                                                             ---------  ----------

    (B) EQUIPMENT FINANCING

    In November and December 1997, the Company entered into Loan and Security Agreements, as amended, with Charter Financial, Inc. ("Charter") pursuant to which the Company borrowed an aggregate of $11.1 million, of which $7.8 million was outstanding as of December 31, 1998. Repayment of these loans commenced in December 1997 and January 1998 and are repayable in thirty-two or thirty-six successive monthly installments respectively. Under the terms of these arrangements, the Company is required to satisfy certain EBITDA and unrestricted cash requirements. As of December 31, 1998, the Company was either in compliance with, or had received waivers to, these covenants. Obligations under these Loan and Security Agreements are secured by the grant to Charter of a security interest in certain designated telecommunications equipment. A portion of the payment obligations under these borrowing arrangements are also secured by letters of credit.

(8) STOCKHOLDERS' EQUITY

    On October 23, 1996, the Company completed an initial public offering ("IPO") of its Common Stock, through which it sold 8,667,000 shares of Common Stock at $12 a share and raised approximately $104 million of gross proceeds ($94.5 million of net proceeds).

    In connection with the IPO, all shares of then Class A Common Stock were converted into shares of Common Stock at a ratio of one-to-one and all then outstanding shares of Common Stock were subject to a reverse stock split at a ratio of 3-to-2. In addition, the Company's stockholders approved an amendment to the Company's Certificate of Incorporation which (i) authorized the Board of Directors to issue up to two million shares of Preferred Stock, $.01 par value per share, of which no shares were issued and outstanding at December 31, 1996, in one or more series and to fix the powers, voting rights, designations and preferences of each series and (ii) eliminated the Class A Common Stock.

    All earnings per share and share data presented herein reflect the conversion of the Class A Common Stock into Common Stock and the reverse stock split of all then outstanding shares of Common Stock.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(9) ACQUISITION

    On February 27, 1998, the Company acquired Flat Rate Communications, Inc. ("Flat Rate"), a long distance telecommunications reseller, for $5.0 million of cash, 375,000 shares of Common Stock and a contingent payment based upon key operating performance targets for the twelve month period ending February 28, 1999 which will range from zero to $21.0 million in cash and zero to 1.0 million shares of Common Stock. The Company recorded the acquisition under the purchase method of accounting. The purchase price has been allocated to the assets acquired and liabilities assumed, based upon the estimated fair values at the date of acquisition. The excess purchase price was $8.3 million and will be amortized on a straight line basis over a five-year period. If the acquisition had occurred on January 1, 1996 (i) communication services revenue for the years 1996, 1997 and 1998 would have been $53.4 million, $101.8 million and $138.5 million, respectively, (ii) loss before extraordinary loss for 1998 would have been $(98.9) million, (iii) net loss attributable to common stockholders for the years 1996, 1997 and 1998 would have been $(38.5) million, $(42.8) million and $(130.5) million, respectively and (iv) net loss per common share for the years 1996, 1997 and 1998 would have been $(2.43), $(1.86) and $(5.65), respectively.

(10) INCOME TAXES

    The statutory Federal tax rates for the years ended December 31, 1996, 1997 and 1998 were 35%. The effective tax rates were zero for the years ended December 31, 1996, 1997 and 1998 due to the Company incurring net operating losses for which no tax benefit was recorded.

    For Federal and foreign income tax purposes, the Company has unused net operating loss carryforwards of approximately $218.8 million expiring in 2007 through 2018. The availability of the net operating loss carryforwards to offset income in future years is restricted as a result of the Company's issuance of its Common Stock and may be further restricted as a result of future sales of Company stock and other events.

    The tax effect of temporary differences that give rise to significant portions of the deferred tax assets are as follows (in thousands):

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1997        1998
                                                                        ----------  ----------
Accounts receivable principally due to
  allowance for doubtful accounts.....................................  $      587  $    1,506
OID Interest not deductible in current period.........................      11,149      11,125
Federal net operating loss carryforwards..............................      29,093      68,579
Foreign net operating loss carryforwards..............................       3,777       7,989
                                                                        ----------  ----------
      Total gross deferred tax assets.................................      44,606      89,199
Less valuation allowance..............................................     (44,606)    (89,199)
                                                                        ----------  ----------
      Net deferred tax assets.........................................  $   --      $   --
                                                                        ----------  ----------
                                                                        ----------  ----------

    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(10) INCOME TAXES (CONTINUED)
tax liabilities, projected future taxable income, and tax planning in making these assessments. During 1997 and 1998, the valuation allowance increased by $14.7 million and $44.6 million, respectively.

(11) SEGMENT AND GEOGRAPHIC DATA

    All of the Company's operations are in a single industry segment, communications services. While the Company's chief decision maker monitors the revenue streams of the various products and geographic locations, operations are managed and financial performance is evaluated based on the delivery of multiple, integrated services to customers over a single network. As a result, there are many shared expenses generated by the various revenue streams and management believes that any allocation of the expenses incurred to multiple revenue streams or geographic locations would be impractical and arbitrary. Management does not currently make such allocations internally.

    The Company groups its products and services by two customers types, wholesale and retail. The information below summarizes communication services revenue by customer type (in thousands):

                                                                                    1996       1997        1998
                                                                                  ---------  ---------  ----------
Wholesale.......................................................................  $   9,516  $  20,397  $   78,777
Retail..........................................................................     40,903     52,621      56,411
                                                                                  ---------  ---------  ----------
Consolidated....................................................................  $  50,419  $  73,018  $  135,188
                                                                                  ---------  ---------  ----------
                                                                                  ---------  ---------  ----------

    The information below summarizes communication services revenue by geographic area (in thousands):

                                                                                    1996       1997        1998
                                                                                 ----------  ---------  ----------
Western Europe.................................................................  $   19,917  $  32,647  $   62,946
North America..................................................................       9,516     15,936      56,172
Latin America..................................................................      14,402     16,240      14,653
Asia/Pacific Rim and other.....................................................       6,584      8,195       1,417
                                                                                 ----------  ---------  ----------
  Consolidated.................................................................  $   50,419  $  73,018  $  135,188
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------

    The information below summarizes long lived assets by geographic area (in thousands):

                                                                                               1997        1998
                                                                                             ---------  ----------
Western Europe.............................................................................  $  32,640  $  237,443
North America..............................................................................     25,626      75,492
Latin America..............................................................................        166         289
                                                                                             ---------  ----------
Consolidated...............................................................................  $  58,432  $  313,224
                                                                                             ---------  ----------
                                                                                             ---------  ----------

(12) STOCK OPTION PLAN

    During 1993, the Board of Directors approved the 1993 Flexible Stock Incentive Plan, as amended (the "Stock Incentive Plan") under which "non-qualified" stock options ("NQSOs") to acquire shares of Common Stock may be granted to employees, directors and consultants of the Company and "incentive" stock options ("ISOs") to acquire shares of Common Stock may be granted to employees, including non-

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(12) STOCK OPTION PLAN (CONTINUED)
employee directors. The Stock Incentive Plan also provides for the grant of stock appreciation rights ("SARs") and shares of restricted stock to the Company's employees, directors and consultants.

    The Stock Incentive Plan provides for the issuance of up to a maximum of 4,166,666 shares of Common Stock and is currently administered by the Compensation Committee of the Board of Directors. Under the Stock Incentive Plan, the option price of any ISO may not be less than the fair market value of a share of Common Stock on the date on which the option is granted. The option price of an NQSO may be less than the fair market value on the date the NQSO is granted if the Board of Directors so determines. An ISO may not be granted to a "ten percent stockholder" (as such term is defined in Section 422A of the Internal Revenue Code) unless the exercise price is at least 110% of the fair market value of the Common Stock and the term of the option may not exceed five years from the date of grant. Common Stock subject to a restricted stock purchase or bonus agreement is transferable only as provided in such agreement. The maximum term of each stock option granted to persons other than ten percent stockholders is ten years from the date of grant.

    The per share weighted average fair value of stock options granted during 1996, 1997 and 1998 was $2.29, $5.99 and $6.40, respectively, on the date of grant using the Black-Scholes option pricing model with the following assumptions: (1) a risk free interest rate of 5.5% in 1996 and 1997 and 5.0% in 1998, (2) an expected life of 10 years for all years, (3) volatility of approximately 35.9% for 1996, 52.2% for 1997 and 92.7% for 1998 and (4) an
annual dividend yield of 0% for all years.

    The Company applies the provisions of APB Opinion No. 25 in accounting for its Stock Incentive Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements since the exercise price was equal to or greater than the fair market value at the date of grant. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                              1996        1997        1998
                                                           ----------  ----------  -----------
Net loss, as reported (in thousands).....................  $  (38,375) $  (43,044) $  (130,605)
Net loss, pro forma (in thousands).......................     (38,986)    (44,171)    (135,458)
Net loss per common share, as reported...................       (2.47)      (1.90)       (5.67)
Net loss per common share, pro forma.....................       (2.51)      (1.95)       (5.88)

    Pro forma net loss reflects only options granted since January 1, 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts because compensation cost is reflected over the options' vesting period of three years and compensation cost for options granted prior to January 1, 1995 is not considered.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(12) STOCK OPTION PLAN (CONTINUED)
    Stock option activity under the Stock Incentive Plan is shown below:

                                                                                           WEIGHTED
                                                                                            AVERAGE       NUMBER OF
                                                                                           EXERCISE        SHARES
                                                                                            PRICES     (IN THOUSANDS)
                                                                                          -----------  ---------------
Outstanding at January 1, 1996..........................................................        4.01            474
Granted.................................................................................        6.75            823
Forfeited...............................................................................        5.77           (188)
Exercised...............................................................................        2.70           (139)
                                                                                               -----         ------
Outstanding at December 31, 1996........................................................        6.18            970
Granted.................................................................................        8.61            428
Forfeited...............................................................................        6.68           (197)
Expired.................................................................................        5.46            (27)
Exercised...............................................................................        3.49           (122)
                                                                                               -----         ------
Outstanding at December 31, 1997........................................................        7.40          1,052
Granted.................................................................................        7.19          1,794
Forfeited...............................................................................        7.14            (64)
Expired.................................................................................        5.05            (14)
Exercised...............................................................................        5.44           (174)
                                                                                               -----         ------
Outstanding at December 31, 1998........................................................        7.41          2,594
                                                                                               -----         ------
                                                                                               -----         ------

    The following table summarizes weighted-average option exercise price information:

                                            OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
                                  ----------------------------------------  ----------------------------------
                                      NUMBER
                                  OUTSTANDING AT    WEIGHTED    WEIGHTED           NUMBER           WEIGHTED
            RANGE OF               DECEMBER 31,     AVERAGE      AVERAGE       EXERCISABLE AT        AVERAGE
            EXERCISE                   1998        REMAINING    EXERCISE      DECEMBER 31, 1998     EXERCISE
             PRICES               (IN THOUSANDS)      LIFE        PRICE        (IN THOUSANDS)         PRICE
--------------------------------  ---------------  ----------  -----------  ---------------------  -----------
         $0.75 - $3.50                       2      5 Years          0.75                 2              0.75
          3.51 - 5.75                      999      9 Years          5.22                19              3.74
          5.76 - 8.75                      552      8 Years          6.17               291              5.90
          8.76 - 12.00                   1,041      9 Years         10.13               148             10.22
                                         -----                      -----               ---             -----
                                         2,594                       7.41               460              7.18
                                         -----                      -----               ---             -----
                                         -----                      -----               ---             -----

    Prior to the adoption of the Stock Incentive Plan, 5,913 options were granted. These options were exercised at $0.75 per share during the year ended December 31, 1996.

    The exercise price of all options approximates the fair market value of the Common Stock on the date of grant.

    In addition, prior to the adoption of the Stock Incentive Plan, the Board of Directors authorized the issuance of up to 233,333 shares of Common Stock as compensation to employees and consultants of the Company of which 219,639 are available for issuance at December 31, 1998.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(13) COMMITMENTS AND CONTINGENCIES

    (A) LEASES

    At December 31, 1998, the Company was committed under non-cancelable operating and capital leases for the rental of office space, network locations and for fiber optic cable systems.

    The Company's future minimum capital and operating lease payments are as follows (in thousands):

                                                                           CAPITAL    OPERATING
                                                                          ---------  -----------
1999....................................................................  $   6,890   $   3,917
2000....................................................................      6,952       4,277
2001....................................................................      4,372       4,206
2002....................................................................      1,635       4,263
2003....................................................................      1,635       4,231
Thereafter..............................................................     32,692      28,853
                                                                          ---------  -----------
                                                                             54,176   $  49,747
                                                                                     -----------
                                                                                     -----------
Less interest costs.....................................................     28,453
                                                                          ---------
                                                                          $  25,723
                                                                          ---------
                                                                          ---------

    Total rent expense amounted to $1.5 million, $1.3 million and $1.8 million for the years ended December 31, 1996, 1997 and 1998, respectively.

    (B) CARRIER CONTRACTS

    The Company has entered into contracts to purchase transmission capacity from various domestic and foreign carriers. By committing to purchase minimum volumes of transmission capacity from carriers, the Company is able to obtain guaranteed rates which are more favorable than those generally offered in the marketplace. The minimum volume commitments are approximately $13.2 million for the year ending December 31, 1999. The Company is involved in disputes with carriers arising in the ordinary course of business. The Company believes the outcome of all current disputes will not have a material effect on the Company's financial position or results of operations.

    (C) PURCHASE COMMITMENTS

    The Company is continually upgrading and expanding its network and its switching facilities. In connection therewith, the Company has entered into purchase commitments to expend approximately $38.2 million.

    The Company is developing a fiber-optic ring which will connect over 30 cities in Western Europe (the "Circe Network"). In connection with the Circe Network, the Company has entered into purchase commitments to expend approximately $130.6 million.

    (D) EMPLOYMENT CONTRACTS

    The Company has employment contracts with certain officers at amounts generally equal to such officers' current levels of compensation. The Company's remaining commitments at December 31, 1998 for the next three years under such contracts aggregates approximately $1.4 million.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(13) COMMITMENTS AND CONTINGENCIES (CONTINUED)
    (E) LITIGATION

    From time to time, the Company is subject to litigation in the normal course of business. The Company believes that any adverse outcome from litigation would not have a material adverse effect on its financial position or results of operations.

(14) REGULATORY MATTERS

    The Company is subject to regulation in countries in which it does business. The Company believes that an adverse determination as to the permissibility of the Company's services under the laws and regulations of any such country would not have a material adverse long-term effect on its business.

(15) RELATED PARTY TRANSACTIONS

    During 1998, the Company entered into an agreement with Cignal Global Communications, Inc. ("Cignal"), pursuant to which the Company sold transatlantic capacity. Consideration received was in the form of 650,000 shares of Cignal's common stock. The Company recognized $3.25 million of revenue, the fair value of the transatlantic capacity. In addition, the Company agreed to sell capacity on the Circe Network in exchange for an additional 350,000 shares of Cignal's common stock. Pending delivery of the capacity to Cignal, these 350,000 shares are being held in escrow. The Company's Chairman and Chief Executive Officer is a director of Cignal.

    On June 3, 1998, the Company entered into a Mutual Cooperation Agreement with Martin Varsavsky, a greater than ten percent stockholder of the Company, and Jazz Telecom S.A. pursuant to which the parties made certain agreements including the following: (1) subject to Jazz Telecom S.A. completing a high yield offering with net proceeds to Jazz Telecom S.A. of at least $100 million (the "Offering Condition"), the Company and Jazz Telecom S.A. agreed to use commercially reasonable efforts to execute and deliver a construction agreement no later than January 1, 1999 to construct a fiber optic submarine cable system between Spain and the United Kingdom, (2) subject to the Offering Condition the Company agreed to purchase $6.0 million of Jazz Telecom S.A. common stock, (3) the Company and Jazz Telecom S.A. agreed to the purchase from the other international switched minutes and to transmit at least one-third of our Spanish domestic switched minute traffic over Jazz Telecom S.A.'s network, assuming the prices charged by Jazz Telecom S. A. are competitive, (4) the Company and Jazz Telecom S.A. agreed to sell capacity to each other for fixed prices, (5) Mr. Varsavsky agreed to lock-up his Viatel shares for a specified period, (6) the Company agreed to release any past claims which the Company had against either Jazz Telecom S.A. and Mr. Varsavsky in exchange for their respective release of any claims against the Company and (7) Mr. Varsavsky agreed to pay the Company liquidated damages in the event that he violates certain provisions of the agreement. The Company and Jazz Telecom S.A. are currently in discussions to certain modifications to the terms of the Mutual Corporation Agreement.

    On November 13, 1998, Mr. Varsavsky entered into an additional lock-up agreement with us pursuant to which Mr. Varsavsky agreed that he would not sell, contract to sell, announce an intention to sell, pledge or otherwise dispose of his shares of our common stock, either directly or indirectly, without the prior written consent of the Company until after August 12, 1999.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(16) SUBSEQUENT EVENT--UNAUDITED

    On March 12, 1999, the Company priced a $365.5 million offering of debt securities consisting of $200 million of U.S. denominated 11.50% Senior Notes Due 2009 and $165 million Euro denominated 11.50% Senior Notes Due 2009, which offering is scheduled to be completed on March 19, 1999. The net proceeds from the sale of these notes will be used primarily to fund the further expansion of the Circe Network into southern France and Switzerland.